UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2017

Sealand Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55172	45-2416474
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1722 South Coast Hwy. Oceanside, CA 92054

(Address of Principal Executive Offices) (Zip Code)

800 688 0501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Order of Suspension of Trading; Order Scheduling Hearing and Designating Presiding Judge: Order Instituting Administrative Proceedings and Notice of Hearing Pursuant to Section 12(j) of the Securities and Exchange Act of 1934.

On August 5, 2017 the Company received the above orders from the United States Securities and Exchange Commission division of Enforcement. In summary, the Orders combine to immediately suspend trading in the Company’s common stock, schedule a hearing for August 23, 2017 at which the Company must demonstrate, why, in light of the delinquency of its SEC filings the registration of its common stock should not be revoked by the SEC. If such registration is revoked the Company will be required to file a new registration statement with the SEC and a new 152-11 application to FINRA. The registration statement will have to become effective and the 15c2-11 application will have to be approved before trading in shares of the Company’s common stock may resume. Management intends to take all steps necessary to reinstitute trading in the Company’s common shares, however, there can be no assurances that either of the aforementioned events will occur or that trading in shares of the Company’s common stock will ever resume.

Item 9.01 Financial Statements and Exhibits

Exhibit 1. Order of Suspension of Trading

Exhibit 2. Order Scheduling Hearing and Designating Presiding Judge

Exhibit 3. Order Instituting Administrative Proceeding and Hearing Pursuant to Section 12(j) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sealand Natural Resources, Inc.

By	/s/ Stone Douglass
Name:	Stone Douglass
Title:	Chief Executive Officer

Date: August 11, 2017